As filed with the Securities and Exchange Commission on August 8, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Achillion Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	52-2113479
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

300 George Street New Haven, Connecticut	06511
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2015 Stock Incentive Plan

(Full Title of the Plan)

Joseph Truitt

President and Chief Executive Officer

300 George Street

New Haven, Connecticut

(Name and Address of Agent For Service)

203-624-7000

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	8,200,000 shares	$2.43(2)	$19,926,000(2)	$2,481

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on August 6, 2018.

STATEMENT OF INCORPORATION BY REFERENCE

This registration statement on Form S-8 is being filed to register the offer and sale of an additional 8,200,000 shares of the Registrant’s common stock, $0.001 par value per share, issuable under the Registrant’s Amended and Restated 2015 Stock Incentive Plan. In accordance with General Instruction E to Form S-8, except for Item 5 “Interests of Named Experts and Counsel” and Item 8 “Exhibits,” this registration statement incorporates by reference the registration statement on Form S-8, File No. 333-206276, filed with the Securities and Exchange Commission on August 10, 2015.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel.

Wilmer Cutler Pickering Hale and Dorr LLP (“WilmerHale”) has opined as to the legality of the securities being offered by this registration statement.

Item 8. Exhibits.

Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant

4.2(2)	Amended and Restated By-laws of the Registrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included on the signature page of this registration statement)

99.1(3)	Amended and Restated 2015 Stock Incentive Plan

(1)

Previously filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 8, 2012 (File No. 001-33095) and incorporated herein by reference.

(2)

Previously filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2007 (File No. 001-33095) and incorporated herein by reference.

(3)

Previously filed as Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 8, 2018 (File No. 001-33095) and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New Haven, Connecticut, on this 8th day of August, 2018.

Achillion Pharmaceuticals, Inc.

By:	/s/ Joseph Truitt
Joseph Truitt
President and Chief Executive Officer and Director
(Principal executive officer)

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Achillion Pharmaceuticals, Inc., hereby severally constitute and appoint Joseph Truitt and Mary Kay Fenton, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Achillion Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Truitt Joseph Truitt	President and Chief Executive Officer and Director (principal executive officer)	August 8, 2018

/s/ Mary Kay Fenton Mary Kay Fenton	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	August 8, 2018

/s/ David Scheer David Scheer	Chairman of the Board	August 8, 2018

/s/ Jason Fisherman Jason Fisherman, M.D.	Director	August 8, 2018

/s/ Kurt Graves Kurt Graves	Director	August 8, 2018

/s/ Michael Kishbauch Michael Kishbauch	Director	August 8, 2018

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/s/ Robert Van Nostrand Robert Van Nostrand	Director	August 8, 2018

/s/ Frank Verwiel Frank Verwiel, M.D.	Director	August 8, 2018

/s/ Nicole Vitullo Nicole Vitullo	Director	August 8, 2018

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